Exhibit 10.2

EXECUTION COPY

ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (“Agreement”) is made and entered as of June 16, 2025 (“Effective Date”) by and between SRM Entertainment, Inc., with a principal place of business located at 941 W. Morse Blvd, Suite 100 Winter Park, FL 32789 (the “Company”) and Justin Sun, an individual (the “Advisor”) and, each being referred to as a “Party,” and collectively as the “Parties” throughout this Agreement.

WHEREAS, the Company is desirous of engaging Advisor for the purpose of providing strategic business advisory, brand consulting and/or other advisory services for the benefit of the Company, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration and intending to be legally bound, the Parties hereby agree as follows:

1.	Adoption of Recitals. The above recitations are true and correct and are incorporated herein by this reference. The Parties hereby cancel and revoke all prior agreements between them related to the subject matter of this Agreement, whether oral or written.

2.	Services. During the Term (as later defined), the Company hereby engages Advisor for the purpose of providing consulting and/or advisory services as directed by the Board of Directors or the Chief Executive Officer of the Company (“Services”). Advisor hereby accepts such engagement and agrees to diligently provide the Services during the Term of this Agreement. Advisor shall render the Services in a means and manner as determined pursuant to Advisor’s sole discretion; provided, Advisor acknowledges that the performance of any such Services shall be subject to the Company’s final approval.

3.	Term; Termination. This Agreement shall commence as of the Effective Date and remain in full force and effect for a period of one year and may renew upon the mutual consent of the Parties (“Term”).

This Agreement may be terminated by either Party, with or without cause, by the terminating Party providing at least thirty (30) days advanced written notice (email sufficient) of such Party’s intent to terminate this Agreement (“Termination Notice”). In the event of termination, the Company will pay Advisor (including, but not limited to, reimbursement of expenses incurred by the Advisor for the provision of Services) for Services performed up to the effective date of termination. In the event of Termination, the Advisor shall be entitled to keep all compensation received up until the date of termination.

4.	Ownership of Intellectual Property.

a. Work For Hire: Subject to the terms set forth in Section 4(b), Advisor agrees and acknowledges that all Services provided for and on behalf of the Company, including, without limitation, all ideas, themes, promotional, advertising, work product, releases, marketing materials, designs, and all other materials developed, created and/or provided by Advisor in the furtherance of Services performed on behalf of the Company under this Agreement (collectively, the “Works”) shall constitute “works made for hire,” and that all rights, title, and interest in and to the Works, and any and all derivative works made, or which possibly could be made, therefrom shall solely and exclusively be owned by the Company in perpetuity and throughout the world. In furtherance thereof, except as otherwise set forth in Section 4(b), Advisor shall neither have, nor lay claim to any rights, title, or interest in and to any Works created hereunder. Without limiting the foregoing, the Company shall have the unrestricted, perpetual, and worldwide right, but not the obligation, to use, distribute, sell, copy, reproduce, and exploit the Works, and all material contained therein, by any method and by any medium, now known or hereafter created; provided, however, this Section 4(a) shall not apply to any Advisor Intellectual Property (as defined herein).

b. Advisor Intellectual Property: Notwithstanding the terms set forth in Section 4(a), the Company acknowledges that the Services delivered by Advisor under this Agreement may utilize, incorporate, or otherwise make use of the general know-how, intellectual property, improvements, ideas, inventions, processes, techniques, discoveries, programs, designs, technology, tools, software, documentation, information, trade secrets, business interests, proprietary information, and other materials developed, created or otherwise provided by Advisor: (i) prior to the Effective Date, (ii) that are independently developed, created or otherwise provided by Advisor outside of the Services contemplated by this Agreement, and/or (iii) that are otherwise not exclusively related to Advisor’s performance of Services on behalf of the Company under this Agreement (collectively, the “Advisor Intellectual Property”). All right, title and interest in and to Advisor Intellectual Property shall be the sole and exclusive property of Advisor and shall vest and/or continue to vest in Advisor, regardless of whether such Advisor Intellectual Property is used in connection with Advisor’s performance of Services under this Agreement. Advisor shall be and remain the sole owner and/or licensee of the Advisor Intellectual Property; provided, during the Term of the Agreement and thereafter, Advisor hereby grants to the Company a non-exclusive, royalty-free, transferable, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to fully use, practice and exploit all patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to the Advisor Intellectual Property, solely as used in the Works in order for the Company to maintain, update, or otherwise use the Works for its intended purpose. Advisor does not grant to the Company any other license to use, execute, reproduce, display, perform, distribute copies of, or prepare derivative works of the Advisor Intellectual Property and does not authorize others to do any or all of the foregoing in connection with the Company’s use of the Works. Nothing herein shall in any way limit Advisor from using the Advisor Intellectual Property in connection with the provision of services to others.

5.	Confidentiality.

a. The Parties acknowledge and agree that, from time to time before and during the Term, either Party may have access to certain Confidential Information (as defined herein) of the other Party. The Party disclosing such Confidential Information is referred to herein as the “Disclosing Party,” and the receiving party is referred to herein as the “Receiving Party.” For purposes of this Agreement, “Confidential Information” means trade secrets and all other confidential, proprietary, secret and/or sensitive information of a Party, whether or not explicitly labeled or marked as such, including, but not limited to: (i) contracts, proposals and other documentation embodying or relating to agreements with its customers and/or vendors; (ii) information identifying or relating to former, current and/or prospective customers and/or contacts; (iii) financial statements, projections and other financial information; (iv) business processes and procedures; (v) business plans and planning documents; (vi) strategic plans; (vii) sales information, records, strategies and plans; (viii) marketing information, strategies and plans; (ix) pricing information, policies and strategies; (x) employee information and data; (xi) internal documents and communications, and (xii) other materials or information relating to the business and activities of a Party that is not generally known or made available to those outside of such Party. Confidential Information also includes any information and materials received by a Party from third parties in confidence (or subject to non-disclosure or similar covenants). Notwithstanding the foregoing, “Confidential Information” shall not include information that: (a) is in the public domain as of the Effective Date, or subsequently enters the public domain through no fault or act of Receiving Party; (b) is known to Receiving Party prior to disclosure from Disclosing Party; (c) the Receiving Party receives from a third party not under any obligation to Disclosing Party to keep such information confidential; (d) was independently developed by Receiving Party without reliance upon or use of the Confidential Information of Disclosing Party; or (e) was approved for release by the Disclosing Party prior to disclosure.

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b. The Receiving Party agrees that the Disclosing Party’s Confidential Information shall be treated with the same degree of care used in protection of the Receiving Party’s own confidential information, and in any event with a reasonable standard of care. The Receiving Party will treat as proprietary to the Disclosing Party any and all Confidential Information that may be disclosed by the Disclosing Party to the Receiving Party. The Receiving Party shall not cause or permit reproduction of any Confidential Information in any form or medium except as required to accomplish the intent of this Agreement and/or otherwise perform Services as required hereunder. Any reproduction of any Confidential Information shall remain the property of the Disclosing Party, and shall contain any and all confidential or proprietary notices or legends which appear on the original. Nothing in this Agreement shall be construed as granting to the Receiving Party any property rights, by license or otherwise, to any of the Disclosing Party’s Confidential Information. The Receiving Party shall immediately notify the Disclosing Party upon discovery of any loss or unauthorized disclosure of the Confidential information or any other violation of the Disclosing Party’s rights that comes to the Receiving Party’s attention. The Receiving Party further agrees that it shall, within ten (10) days following the request of the Disclosing Party, return all materials containing any portion of such Confidential Information or confirm to the Disclosing Party, in writing, the destruction of such materials.

c. The Receiving Party will continue to be bound by its obligations of confidentiality under this Agreement after the expiration or termination of the Term of this Agreement so long as such information constitutes Confidential Information in accordance with this Section 5.

6.	Severability. If any part or portion of this Agreement is deemed invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, neither the validity of the remaining parts of such term, nor the validity of any other term contained in this Agreement, shall in any way be affected thereby.

7.	Non-Disparagement. During the Term of this Agreement and following the termination or expiration of this Agreement, each Party agrees not to criticize, disparage or otherwise take any action which would reasonably be expected to demean in any way or adversely affect the personal or professional reputation of the other Party, the other Party’s officers, directors, shareholders, employees and consultants, or their products, services and/or technologies. For purposes of this Section 7, “disparage” shall mean any negative statements, reviews, comments or feedback, whether written or oral about the other Party, the other Party’s officers, directors, shareholders, employees, advisors and consultants, or their products, services and technologies.

8.	Indemnification.

a. Indemnification by the Company: The Company agrees to indemnify, defend, and hold harmless Advisor from and against any and all third party Claims to the extent such Claim arises out of or relates to: (i) the infringement, misappropriation or violation of a third party’s intellectual property rights, to the extent the infringing materials were: (a) not provided by Advisor, or (b) provided by Advisor, but used in a manner not intended or directed by Advisor; (ii) breach of the Company’s representations, warranties, covenants, or any other terms and conditions, contained within this Agreement; (iii) the Company’s fraud, negligence or willful misconduct; (iv) any Claims arising due to use of any of the Company’s products or services; or (v) violation of law by the Company or the Company’s employees, agents, representatives, principals, parents, subsidiaries, affiliates, directors, or officers. For the avoidance of doubt, the absence of insurance shall not diminish the Company’s obligations hereunder.

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9.	Governing Law; Jurisdiction. This Agreement shall be deemed made in the State of Florida and shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflict of law principles thereof. Each Party agrees that binding arbitration under the Commercial Rules of Arbitration of the American Arbitration Association before a single arbitrator shall resolve any dispute or controversy arising in connection with this Agreement. Any such arbitration shall be conducted in Broward County, Florida. Judgment upon any award may be entered in any court of competent jurisdiction. The decision of the arbitrator shall be binding and conclusive upon the Parties. In the event of any legal action or proceeding brought for the enforcement of this Agreement, the prevailing party shall be entitled to recover reasonably incurred attorney’s fees and costs. Notwithstanding, this agreement to binding arbitration shall not prevent either Party from seeking injunctive and/or other equitable relief from a court of competent jurisdiction located in Broward County, Florida.

10.	Relationship of the Parties.

a. Engagement of Advisor: The Company hereby engages Advisor strictly as an independent contractor for the purpose of providing the Services. As an independent contractor, Advisor is free to provide similar services to other entities and/or individuals not affiliated with the Company during the Term, and the provision of such services shall not be considered a breach of this Agreement. Advisor shall coordinate the furnishing of the Services pursuant to this Agreement with the Company in such a way as to generally conform to the requests and/or needs of the Company, but the method of performance, time of performance, place of performance, hours utilized in such performance, and other details regarding the manner of performance of Advisor’s Services hereunder shall be within the sole control and discretion of Advisor.

b. Independent Contractor: This Agreement shall not render Advisor an employee, partner, agent, or joint venturer of the Company or create any other relationship between the Company and Advisor other than the Company and service provider. In furtherance thereof, neither Party shall have any authority arising out of this Agreement, or otherwise, to contract for, or in the name of, the other Party, or to bind the other Party in any manner whatsoever, without first receiving the other Party’s express prior written consent.

11.	Notices. All notices or communications hereunder shall be in writing and shall be sent via email, fax, or by prepaid first class mail to a Party at its address made known to the other Party, or to any other address as to which such Party notifies the other, and shall be deemed given one (1) business day following the issuance thereof if sent by email or fax, or three (3) business days following the deposit thereof with USPS, FedEx, or any other similar mail delivery system.

12.	Representations and Warranties. Each Party hereby represents, warrants, and covenants that such Party has the authority and is free to enter into this Agreement and perform its/his respective duties and obligations hereunder. The Parties further represent and warrant that such Party’s execution and performance under this Agreement will not result in any default under, conflict with, or serve as a breach of any agreement entered into between such Party and a third party, or violate any law, rule, order, writ, judgment, regulation, award, injunction, or decree binding on or affecting such Party.

13.	Counterparts. This Agreement and any amendment(s) hereto may be executed in several counterparts, each of which shall be deemed an original copy, and all of which together shall constitute one and the same instrument. Facsimile and other electronically transmitted signatures shall be binding upon receipt.

14.	No Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and may not be assigned by either Party without the prior express written consent of the other Party.

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15.	Waiver. The failure or delay by either Party to enforce any term or provision of this Agreement shall not operate or be construed as a waiver of any subsequent enforcement of the same or any other provision contained in this Agreement. All waivers must be in a separate writing, signed by the Party permitting the waiver.

16.	Joint Drafting. Each Party acknowledges it/he has participated in the drafting and negotiation of this Agreement and has been afforded the opportunity to have legal counsel review this Agreement. As a result, there shall be no presumption against either Party on the ground that such Party was solely responsible for preparing this Agreement.

17.	Entire Agreement. This Agreement constitutes the entire and complete understanding between the Parties with regard to the subject matter of this Agreement and supersedes all prior negotiations, representations, guarantees, warranties, promises, statements, or agreements, whether oral or written, between the Parties hereto as to the subject matter hereof. This Agreement may not be modified or amended unless in a separate writing signed by all Parties hereto.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date set forth above.

ADVISOR		THE COMPANY

Justin Sun

SRM Entertainment, Inc.

By:	Justin Sun	By:	Richard Miller, CEO

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